UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 2, 2014

JPMorgan Chase & Co.

(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

270 Park Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 2, 2014, JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”) updated information for its customers, on its Chase.com and JPMorganOnline websites and on the Chase and J.P. Morgan mobile applications, about the previously disclosed cyberattack against the Firm. The Firm disclosed that:

•	User contact information – name, address, phone number and email address – and internal JPMorgan Chase information relating to such users have been compromised.

•	The compromised data impacts approximately 76 million households and 7 million small businesses.

•	However, there is no evidence that account information for such affected customers – account numbers, passwords, user IDs, dates of birth or Social Security numbers – was compromised during this attack.

•	As of such date, the Firm continues not to have seen any unusual customer fraud related to this incident.

•	JPMorgan Chase customers are not liable for unauthorized transactions on their account that they promptly alert the Firm to.

The Firm continues to vigilantly monitor the situation and is continuing to investigate the matter. In addition, the Firm is fully cooperating with government agencies in connection with their investigations.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & Co.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase and Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2013, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, which have been filed with the Securities and Exchange Commission and are available on JPMorgan Chase’s website ( http://investor.shareholder.com/jpmorganchase ) and on the Securities and Exchange Commission’s website ( www.sec.gov ). JPMorgan Chase & Co. does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Neila B. Radin
Neila B. Radin
Senior Vice President

Dated: October 2, 2014

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